Consent of Independent Registered Public Accounting Firm
Carver Bancorp, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 6 to the Registration Statement (No. 333-177054) on From S-1 of our report dated June 29, 2018, relating to the consolidated financial statements of Carver Bancorp, Inc., which is incorporated by reference in that Registration Statement.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP
New York, New York
September 17, 2018